STOCK PURCHASE AGREEMENT
among:
DIONEX CORPORATION,
"ZEUS" VIERUNDDREISSIGSTE BETEILIGUNGSGESELLSCHAFT MBH
and
THE SHAREHOLDERS OF SOFTRON GMBH
________________________________
Dated as of October 20, 1998
________________________________



1.	DESCRIPTION OF TRANSACTION                                   4
1.1	Sale and Purchase of Shares                                 4
1.2	Effect of the Assignment                                    4
1.3	Deliveries                                                  4
1.4	Articles of Association; Directors and Officers             5
1.5	Purchase Price                                              5
1.6	Earn-Out                                                    7
1.7	Accounting Consequences                                     7
1.8	Further Action                                              7
2. REPRESENTATIONS AND WARRANTIES ("GARANTIEN") AND COVENANTS
     OF THE SHAREHOLDERS                                        8
2.1	Due Organization; Subsidiaries; Etc.                        8
2.2	Charter Documents; Records                                  8
2.3	Capitalization, Etc.                                        8
2.4	Financial Statements                                        9
2.5	Absence of Changes                                         10
2.6	Title to Assets                                            11
2.7	Bank Accounts; Receivables; Customers                      12
2.8	Equipment; Leasehold                                       12
2.9	Proprietary Assets                                         13
2.10	Contracts                                                 15
2.11	Liabilities                                               16
2.12	Compliance with Legal Requirements                        17
2.13	Governmental Authorizations                               17
2.14	Tax and Social Security ("Steuern und
     Sozialversicherung") Filings                              17
2.15	Employee and Labor Matters; Benefit Plans                 18
2.16	Environmental Matters                                     19
2.17	Sale of Products; Performance of Services                 20
2.18	Insurance                                                 20
2.19	Related Party Transactions                                21
2.20	Legal Proceedings; Orders                                 21
2.21	Authority; Binding Nature of Agreement                    21
2.22	Non-Contravention; Consents                               22
2.23	No Brokers                                                23
2.24	Elimination of Certain Pension Liabilities                23
2.25	Swiss Subsidiary                                          23
2.26	Payments to Shareholders                                  23
2.27	Shares Purchase                                           23
2.28	General Release                                           23
2.29	Full Disclosure                                           23
3. REPRESENTATIONS AND WARRANTIES OF PARENT AND
     ACQUISITION SUB                                           24
3.1	Authority; Binding Nature of Agreement                     24
3.2	Legal Proceedings                                          24
3.3	Non-Contravention; Consents                                24
3.4	No Brokers                                                 25
4.	INDEMNIFICATION, ETC.                                       25
4.1	Survival of Representations, Etc.                          25
4.2	Indemnification by Shareholders                            26
4.3	Procedure for Claims                                       26
4.4	Deductible; Ceiling                                        27
4.5	No Contribution                                            28
4.6	Defense of Third Party Claims                              28
5.   TAX AND OTHER INDEMNIFICATION                             28
5.1	General                                                    28
5.2	Limitation Period                                          29
5.3	Notice of Audits                                           29
6.	PROPRIETARY INFORMATION AND NONCOMPETITION COVENANTS        29
6.1	Acknowledgements                                           29
6.2	No Use of Confidential Information                         30
6.3	Covenants Not to Compete                                   30
6.4	Rights and Remedies                                        32
7.	MISCELLANEOUS PROVISIONS                                    32
7.1	Shareholders' Agent                                        32
7.2	Further Assurances                                         33
7.3	Fees and Expenses                                          33
7.4	Co-Debtor                                                  33
7.5	Notices                                                    33
7.6	Confidentiality                                            34
7.7	Headings                                                   34
7.8	Overall Limitation                                         34
7.9	Governing Law; Venue                                       35
7.10	Successors and Assigns                                    35
7.11	Waiver                                                    36
7.12	Amendments                                                36
7.13	Severability                                              36
7.14	Parties in Interest                                       36
7.15	Entire Agreement                                          36
7.16	Construction                                              36


EXHIBITS
Exhibit A	-  Certain Definitions
Exhibit B	-  Form of Share Purchase Agreement
Exhibit C	-  Form of Bank Guarantee




                                            Role of Deeds No. 4506
                                            for 1998

Negotiated
At Munich on October 20, 1998

Before me, the undersigned notary
Dr. Rainer Rollenbleg
with offices at Theatinerstrasse 36/III, 80333 Munich appeared today at the premises of Wessing & Berenberg-Gossler located at Isartorplatz 8, 80331 Munich:

1. Barton Evans, Jr., born December 11, 1947, business address 1228 Titan Way, Sunnyvale, California 94086,
United States of America, identified by his passport no.
155097638,

	not acting for his own, but on behalf of

	Dionex Corporation, a company under the laws of Delaware, 1228 Titan Way, Sunnyvale, California, United States of
America

- hereinafter "Parent" -

	and

	"Zeus" Vierunddreissigste Beteiligungsgesellschaft mbH with registered seat in Frankfurt am Main (AG Frankfurt am Main; HRB 45278), registered in the Commercial Court of Frankfurt Section B under No. 45278

- hereinafter "Acquisition Sub" -

     Mr. Evans presented an original power of attorney by Dionex Corporation, notarized and legalized, including a secretarial confirmation wherefrom a copy has been taken as an attachment to this deed.

	Mr. Evans presented the original of Acquisition Sub's shareholders' resolution of today's day whereby he has been appointed Managing Director of Acquisition Sub.

2.(a)	Prof. Dr. Clemens Jochum, born July 29, 1949, Am
Weiherhaag 1, D-65779 Eppenhain/Taunus, identified by his
German passport no. 4150187316,

2.(b)	Dr. Helmut Maier, born Nov 13, 1942, Bergstrasse 1, 82131 Gauting, identified by his German passport no.
8354090029,

	acting for himself and as legal representative
(aegesetzlicher Vertreter") on behalf of his children

	Julia Maier, born Sep 13, 1985, Bergstrasse 1, 82131
Gauting,

	Sophia Maier, born Aug 18, 1987, Bergstrasse 1, 82131
Gauting,

	and on behalf of his wife

	Ingrid Schraml, born May 3, 1957, Bergstrasse 1, 82131
Gauting,

in her capacity as legal representative for Julia and Sophia Maier

Mr. Maier presented an original power of attorney, granted by Ingrid Schraml, wherefrom a copy has been taken as an attachment to this deed,

2.(c)	Dr. Peter Jochum, born May 17, 1951, Schroederweg 6,
82229 Seefeld, identified by his German identity card no.
8359054316,

	acting for himself and as legal representative
(aegesetzlicher Vertreter") on behalf of his children

	Daniela Jochum, born May 10, 1984, Schroederweg 6, 82229
Seefeld,

	Robert Jochum, born Sep 10, 1986, Schroederweg 6, 82229
Seefeld,

2.(d)	Rita Jochum, born Dec 15, 1955, Schroederweg 6, 82229
Seefeld, identified by her identity card n. 8359061741,

acting not for herself but in her capacity as legal representative for Daniela and Robert Jochum.

2.(e)	Elmar Zeising, born September 22, 1944, Freisinger
Strasse 7, 85356 Freising/Haindlfing, identified by his passport no. 8166199530.



Clemens Jochum, Peter Jochum, Helmut Maier, Elmar Zeising,
Daniela Jochum, Robert Jochum, Julia Maier, Sophia Maier are
- hereinafter referred to as the "Shareholders" -



 Clemens Jochum, Peter Jochum, Helmut Maier and Elmar Zeising are

- hereinafter referred to as the "Principal Shareholders" -


The persons appearing requested the notarization of this deed in the English language. The acting notary who is in command of the English language ascertained that the persons appearing speak and understand English fluently. Having been advised of their rights by the acting notary the persons appearing waived their rights to a sworn interpreter and a certified translation of this deed.
The persons appearing declared that neither the Notary nor his partner were involved in the matter being object of this notarial deed outside of their notarial activity previously.

Acting as aforementioned the persons appearing declared, that they wished to have the following

STOCK PURCHASE AGREEMENT
Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS
A.	The parties desire to effect a sale of 100% of the
outstanding capital stock ("Stammkapital," herein referred to as "Company Capital Stock") of Softron GMBH, a limited liability company organized under the laws of Germany (the "Company") by the Shareholders to Acquisition Sub as described in the following table:
Shareholder Name

Company Capital
Stock Owned and to be Sold
Dr. Peter Jochum         DM 30,000
Dr. Helmut Maier         DM 30,000
Prof. Dr. Clemens Jochum DM 25,000
Elmar Zeising           DM  25,000
Daniela Jochum          DM   3,800
Robert Jochum           DM   3,700
Julia Maier             DM   3,800
Sophia Maier            DM   3,700
Totals                  DM 125,000

B.	This Agreement has been adopted and approved by the
respective (1) boards of directors of Parent and Acquisition Sub,
(2) the sole shareholder of Acquisition Sub and (3) the managing directors ("Gescheftsfuehrer") of the Company, each as required by applicable law.
AGREEMENT
The parties to this Agreement, intending to be legally
bound, agree as follows:
1.	DESCRIPTION OF TRANSACTION.
1.1	Sale and Purchase of Shares.  Upon the terms and
subject to the conditions set forth in this Agreement, the
Shareholders sell and assign the shares of Company Capital Stock set forth in the rightmost column of the table contained in
Recital A of this Agreement (the "Shares") to Acquisition Sub
(the "Effective Time").  Acquisition Sub accepts such sale and assignment.
1.2	Effect of the Assignment.  The assignment shall become
effective upon payment of the purchase price as provided for in
Section 1.5.
1.3	Deliveries.  At the Effective Time:
(a)	the managing directors ("Gescheftsfuehrer") as
well as the officers and directors of each of the Companies shall resign from each of their positions at each of the Companies to the extent requested by Parent and each employment, consulting or similar agreement between any of the Shareholders and any of the
Companies shall be terminated in writing.
(b)	Parent and Dr. Peter Jochum, Dr. Helmut Maier and
Elmar Zeising shall enter into a Share Purchase Agreement in the form attached as Exhibit B;
(c)	the Shareholders shall cause to be delivered to
Parent a guarantee (the "Bank Guarantee") from a bank
reasonably acceptable to Parent (the "Bank") in the form
attached as Exhibit C; and
(d)	Acquisition Sub shall make the cash payment
specified in Section 1.5 (less any cash that will be used to purchase Common Stock pursuant to Section 1.3(b)) by wire
transfer.
1.4	Articles of Association; Directors and Officers.
(a)	The Articles of Association of the Company
("Satzung") shall be amended and restated as of the Effective
Time in the manner specified by Parent.
(b)	The managing directors ("Gescheftsfuehrer") of
the Company immediately after the Effective Time shall be those
Persons designated by Parent in its sole discretion.
1.5	Purchase Price.
(a)	The aggregate purchase price payable by
Acquisition Sub for the Shares at the Effective Time shall be DM
34,000,000. The aggregate purchase price is allocated to the
Shareholders as follows:
(1)	Dr. Peter Jochum,         DM 8,160,000;
(2)	Dr. Helmut Maier,         DM 8,160,000;
(3)	Prof. Dr. Clemens Jochum, DM 6,800,000;
(4)	Elmar Zeising,            DM 6,800,000;
(5)	Daniela Jochum,           DM 1,033,600;
(6)	Robert Jochum,            DM 1,006,400;
(7)	Julia Maier,              DM 1,033,600; and
(8)	Sophia Maier,             DM 1,006,400.
(b)	Such purchase price will be paid as follows:
(1)	DM 6,800,000 to Dresdner Bank Munchen, to effect the Bank Guarantee;
(2)	DM 5,120,001.86 to Sparkasse Starnberg, for the benefit of Dr. Peter Jochum;
(3)	DM 5,620,018.76 to Volksbank Steisslingen, for the benefit of Dr. Helmut
Maier;
(4)	DM 5,440,000 to Deutsche Bank Frankfurt, for the benefit of Prof. Dr.
Clemens Jochum;
(5)	DM 4,690,028.14  to Dresdner Bank Freising, for the benefit of Elmar
Zeising;
(6)	DM 1,033,600 to Sparkasse Starnberg, for the benefit of Daniela Jochum;
(7)	DM 1,006,400 to Sparkasse Starnberg, for the benefit of Robert Jochum;
(8)	DM 1,033,600 to Hypovereinsbank Planegg, for the benefit of Julia Maier; and
(9)	DM 1,006,400 to Hypovereinsbank Planegg, for the benefit of Sophia Maier.
The relative bank account numbers result from Exhibit D.
(c)	The aggregate purchase price shall be subject to
adjustment by reference to the consolidated net equity
("Eigenkapital") of the Companies as of December 31, 1998
("Book Value"), determined in accordance with German GOB
("Grundsaetze ordnungsmaessiger Buchfuehrung"). Any shortfall of the Book Value below DM 9,500,000 shall result in a reduction of the aggregate purchase price in the same amount.
(d)	Promptly after December 31, 1998, Parent shall
cause the Book Value to be determined and shall promptly
thereafter provide notice of the Book Value to the Shareholders'
Agent (the "Book Value Notice").
(1)	If the Book Value is determined to be less
than DM 9,500,000 and if the Principal Shareholders disagree with the Book Value computation, the Shareholders' Agent shall notify
Parent in writing within 15 days after receiving the Book Value
Notice.  The Shareholders' Agent and his representatives shall be given access to the books and records used in determining the
Book Value, and Parent and the Shareholders' Agent shall attempt in good faith to agree upon the Book Value.
(2)	If Parent and the Shareholders' Agent are
unable to agree on the Book Value by March 31, 1999, the disputed issues shall be settled by an auditor from an internationally-
recognized accounting firm to be mutually appointed by Parent and
Shareholders' Agent no later than April 15, 1999.  In the event that Parent and Shareholders' Agent are not able to agree on an accounting firm by such date, the parties shall have the
president of the Munich Chamber of Commerce select an auditor from an internationally-recognized accounting firm.  The decision of such auditor shall be final and binding on all parties.
Parent and Shareholders will each pay 50% of the fees and
expenses of such auditing firm.
(e)	In the event that the Book Value determined in
accordance with Section 1.5(d) is less than DM 9,500,000,
Acquisition Sub shall offset such amount against the earn-out described in Section 1.6(b). If and to the extent the earn-out is insufficient to cover the purchase price adjustment, Acquisition
Sub, at its option, shall either draw down under the Bank
Guarantee an amount equal to the difference between DM 9,500,000 and the Book Value, in which case the Principal Shareholders will provide Acquisition Sub with written notice of their approval of such draw down for presentation to the Bank, or obtain payment of such amount from the Principal Shareholders.
1.6	Earn-Out.
(a)	At or before the Effective Time, the Company shall
deliver to Parent an accurate, complete and detailed list of all bona fide orders to purchase products of the Companies received and accepted by the Companies (and not subsequently canceled)
during the period beginning on January 1, 1998 and ending at the close of business ten business days prior to the Effective Time.
All orders set forth on such list shall have been on customary business terms substantially similar to orders accepted by the
Companies in the prior year (but shall not include orders with a customer-requested ship date of later than January 31, 1999,
i.e., if a customer indicates that an order cannot be shipped before February 1, 1999, such order shall not be included on such list) and on terms substantially similar to each other.  All orders set forth on such list, together with any orders received and accepted by the Companies after the effective date of such list but on or before December 31, 1998 (but not subsequently canceled), in each case net of taxes, shipping, insurance and all other ancillary charges, and excluding orders made by any of the
Companies or Parent for their own internal purposes, shall be referred to herein as "1998 Orders."
(b)	In the event the amount of 1998 Orders exceeds DM
19,000,000, then Acquisition Sub shall pay to each Shareholder, no later than February 1, 1999, the amount of cash determined by multiplying (1) twice the difference between the amount of 1998
Orders and DM 19,000,000 by (2) the percentage of the total
Shares sold by such Shareholder hereunder; provided, however, that in no event shall the aggregate amount payable pursuant to this Section 1.6(b) exceed DM 6,000,000.  Notwithstanding the foregoing, in the event of a dispute between Parent and the
Shareholders with respect to a purchase price adjustment as
provided for in Section 1.5(c), Acquisition Sub shall have the right to withhold from such earn-out payments the amount in
dispute until such dispute is finally settled as set forth in
Section 1.5(d). Except for the right of set-off referred to in
Section 1.5(e), any amount payable pursuant to this Section
1.6(b) shall not be subject to set-off by Parent, Acquisition Sub or the Company.
1.7	Accounting Consequences.  For financial reporting
purposes, the Purchase is intended to be accounted for by Parent as a purchase under GAAP.
1.8	Further Action.  If, at any time after the Effective
Time, any further action is determined by Parent to be necessary or desirable to carry out the purpose of this Agreement or to vest Acquisition Sub or Parent with full right, title and
possession of and to all rights and property of the Companies, the officers and directors of the Company, Acquisition Sub and
Parent shall be fully authorized (in the name of Acquisition Sub, in the name of the Companies and otherwise) to take such action.
2.	REPRESENTATIONS AND WARRANTIES ("GARANTIEN") AND COVENANTS OF THE
SHAREHOLDERS.
The Shareholders, excluding any Shareholders under the age
of 18 at the Effective Time (the "Principal Shareholders"),
jointly and severally represent and warrant in accordance with
Section 305 of the German Civil Code that, as of the date of the assignment of the shares, the following statements are true and complete:
2.1	Due Organization; Subsidiaries; Etc.
(a)	Each of the Companies is a corporation duly
organized and validly existing and is in compliance with the corporate requirements of its jurisdiction of incorporation or formation.
(b)	None of the Companies has conducted any business
under any registered name ("Firma") or other name, other than the names "Softron," "Gynkotek" and any product names.
(c)	Part 2.1(c) of the Disclosure Schedule accurately
sets forth (1) the names of the members of the board of directors of each of the Companies and (2) the names and titles of the officers of each of the Companies, in each case as of the
execution of this Agreement.
(d)	Except as set forth in Part 2.1(d) of the
Disclosure Schedule, the Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares of or other equity interest in, or any direct or indirect ownership interest of any nature in, any other Entity.
2.2	Charter Documents; Records. The Principal Shareholders
have delivered to Parent accurate and complete copies of the charter documents and the most recent versions of the Articles of
Association of each of the Companies. There are no shareholder resolutions amending the Articles of Association of any of the
Companies that have not yet been registered in the applicable public register, or any shareholder agreements or agreements between any of the Companies and its shareholders relating to the constitution and/or organization of any of the Companies. To the best of the Knowledge of the Company and the Principal
Shareholders, there have been no meetings or other proceedings or actions of the shareholders or the board of directors of any of the Companies that are in conflict with the applicable laws and the respective Company's charter documents. Except for immaterial deviations, the books of account and other records of each of the
Companies are accurate, up-to-date and complete in all respects, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.
2.3	Capitalization, Etc.
(a)	The authorized capital stock ("Stammkapital") of
the Company consists of 18 shares of Company Capital Stock in the total amount of DM 125,000, all of which have been issued and are outstanding. Recital A of this Agreement sets forth the names of each of the Company's shareholders and the nominal value of the shares of Company Capital Stock owned by each of such
shareholders. All of the outstanding shares of Company Capital
Stock have been duly authorized and validly issued, and are fully paid and non-assessable, no repayments have been made in respect of such shares by the Company to the Shareholders and none of such shares is subject to any repurchase option or restriction on transfer, except for those provided for by German corporate law or as set forth in the Articles of Association. The Shareholders collectively have good and valid title to all of the outstanding
Shares of Company Capital Stock, free and clear of any
Encumbrances.  As of the Effective Time, Acquisition Sub will acquire good and valid title to all of the Shares, free and clear of any Encumbrances, upon payment provided for in Section 1.3(d).
(b)	All outstanding shares of capital stock of each of
the Companies have been issued in compliance with (1) all
applicable Legal Requirements and (2) all requirements set forth in applicable Contracts.
(c)	Any shares of capital stock or other securities
repurchased, redeemed or otherwise reacquired by any of the
Companies were validly reacquired in compliance with all
applicable Legal Requirements.
(d)	The Company owns all of the issued and outstanding
capital stock of each of the other Companies.  All of such
outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer
(other than restrictions on transfer imposed by virtue of
applicable securities laws).  The Company has good and valid title to all such shares, free and clear of any Encumbrances.
(e)	There are no outstanding options, warrants, rights
(including conversion, preemptive or first refusal rights) or other agreements of any kind for the purchase or acquisition, from any of the Companies or any of the Shareholders, of any stock of any of the Companies.
2.4	Financial Statements.
(a)	To the best of the Knowledge of the Company and
the Principal Shareholders, the annual accounts (including
balance sheet, profit-and-loss accounts and notes) of the
Companies for the fiscal year ended December 31, 1997
(collectively, the "Annual Statements") that have been provided to Parent have been duly prepared in accordance with accounting principles generally accepted in Germany ("German GoB" or
"Grundsaetze ordnungsmaessiger Buchfuehrung") or the accounting principles generally accepted in the country of incorporation of each of the Companies, as applicable, observing continuity in the accounting and evaluation principles. The Annual Statements
present a true and fair view of the assets, liabilities, and financial and profit situation ("Vermoegens-, Finanz- und
Ertragslage") of the Companies as of December 31, 1997 within the meaning of Sec. 322  of the German Commercial Code
("Handelsgesetzbuch, HGB").  The books, records and other
documents provided by the Companies to Deloitte & Touche GmbH when taken together as a whole were accurate and complete in all material respects.
(b)	Section 2.4(a) applies mutatis mutandis to the
monthly management accounts ("Betriebswirtschaftliche
Auswertung") for the months of January through June 1998 to the extent the nature of such monthly management accounts permits such corresponding application.
2.5 Absence of Changes.
Except as set forth in Part 2.5 of
the Disclosure Schedule, since June 30, 1998:
(a)	there has not been any change in the business,
condition, assets, liabilities, operations, financial performance or prospects of any of the Companies that has had, or could
reasonably be expected to have, a Material Adverse Effect on the
Company, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;
(b)	there has not been any loss, damage or destruction
to, or any interruption in the use of, any of the material
("Wesentlich") assets of any of the Companies (whether or not covered by insurance);
(c)	none of the Companies has declared, accrued, set
aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or has repurchased,
redeemed or otherwise reacquired any shares of capital stock or other securities;
(d)	none of the Companies has sold, issued or
authorized the issuance of (1) any capital stock or other
security, (2) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security or
(3) any instrument convertible into or exchangeable for any
capital stock or other security;
(e)	none of the Companies has (1) made or committed to
make any capital expenditure on fixed assets ("Gegenstaende des
Anlagevermoegens") individually in excess of DM 20,000 or that, when added to all other capital expenditures made by any of the
Companies since June 30, 1998, exceeds DM 100,000 in the
aggregate, or (2) leased or licensed any right or asset from any
Person requiring payments of more than DM 20,000 or under a lease or license with a term of three years or more;
(f)	none of the Companies has (1) entered into or
permitted any of the assets owned or used by it to become bound by any Material Contract or (2) amended or prematurely
terminated, or waived any material right or remedy under, any
Material Contract to which it is or was a party or under which it has or had any rights or obligations;
(g)	none of the Companies has (1) sold or otherwise
disposed of, or leased or licensed, any right or other asset
(other than products in the ordinary course of business) to any other Person (other than immaterial rights or other immaterial assets disposed of or leased or licensed by one or more of the
Companies to other Persons in the ordinary course of business and consistent with past practices) or (2) waived or relinquished any right (other than immaterial rights waived or relinquished by one or more of the Companies in the ordinary course of business and consistent with past practices);
(h)	none of the Companies has written off as
uncollectible, established any reserve with respect to or
compromised any account receivable or other indebtedness;
(i)	none of the Companies has made any pledge of any
of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices and retention of title
("Eigentumsvorbehalt") in the ordinary course of business;
(j)	none of the Companies has (1) loaned money to any
Person or (2) incurred or guaranteed any indebtedness for
borrowed money;
(k)	none of the Companies has (1) established, adopted
or amended any Employee Benefit Plan or (2) made any profit-
sharing, bonus or similar payment to any of its directors,
officers or employees, except as disclosed pursuant to Part
2.15(a) of the Disclosure Schedule;
(l)	none of the Companies has (1) entered into,
modified, amended or extended in any material respect any
employment agreement or arrangement which cannot be terminated on three months' notice or less and without payment of any penalty,
(2) increased the compensation payable to any employee or officer of any of the Companies, or (3) hired or has outstanding any offer to hire any new employee or officer;
(m)	none of the Companies has changed any of its
methods of accounting or accounting practices in any respect;
(n)	none of the Companies has made any Tax election;
(o)	none of the Companies has commenced or settled any
Legal Proceeding;
(p)	none of the Companies has made any change in the
course of dealing with any of its customers, suppliers or
employees that, taken as a whole, has had or could reasonably be expected to have a Material Adverse Effect on the Company;
(q)	none of the Companies has entered into any
material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and
(r)	none of the Companies has agreed or committed to
take any of the actions referred to in clauses (c) through (q)
above.
2.6	Title to Assets.
(a)	Except as set forth in Part 2.6(a) of the
Disclosure Schedule, each of the Companies owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:  (1) all assets reflected on the Annual
Statements; (2) all assets referred to in the Disclosure
Schedule; (3) all other assets reflected in the books and records of the Companies as being owned by one or more of the Companies.
Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Companies free and clear of any liens or other Encumbrances, except for retention of title
("Eigentumsvorbehalt") in the ordinary course of business and minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or
materially impair the operations of any of the Companies.
(b)	Part 2.6(b) of the Disclosure Schedule identifies
all assets that are being leased or licensed to any of the
Companies, except for (1) any equipment being leased to any of the Companies under a standard operating lease requiring annual payments by the Companies of less than DM 20,000 and (2) any software being licensed to any of the Companies under any third party software license generally available to the public at a total cost of less than DM 5,000.
2.7	Bank Accounts; Receivables; Customers.
(a)	Part 2.7(a) of the Disclosure Schedule provides
current, accurate and complete information (including account numbers, type of account and names of all individuals authorized to draw on or make withdrawals from each account) with respect to each account maintained by or for the benefit of any of the
Companies at any bank or other financial institution.
(b)	Part 2.7(b) of the Disclosure Schedule provides an
accurate and complete breakdown and aging of all accounts
receivable, notes receivable and other receivables of the
Companies as of June 30, 1998, except for those collected in full since June 30, 1998.  Except as set forth in Part 2.7(b) of the
Disclosure Schedule, all existing accounts receivable of the
Companies (including those accounts receivable reflected on the balance sheet included in the Annual Statements that have not yet been collected and those accounts receivable that have arisen since June 30, 1998 and have not yet been collected) (1)
represent valid obligations of customers of one or more of the
Companies arising from bona fide transactions entered into in the ordinary course of business and (2) are current and will be
collected in full when due, without any counterclaim or set off, net of an allowance for doubtful accounts and bad debt not to exceed DM 50,000 in the aggregate. Any such account receivable not collected within 90 days following the Effective Time will be purchased by the Principal Shareholders for a price equal to the uncollected portion thereof, and the Principal Shareholders shall receive good and marketable title to each account receivable so purchased, free and clear of Encumbrances.  The Parent may demand such purchase no later than 120 days after the Effective Time.
(c)	Part 2.7(c) of the Disclosure Schedule (1)
identifies and provides an accurate and complete breakdown of the revenues received from each customer or other Person that
accounted for more than 5% of the revenues of the Companies in the fiscal year ended December 31, 1997 or the six months ended
June 30, 1998 and (2) identifies each customer that as of August
31, 1998 was obligated to make payments to any of the Companies in an aggregate amount exceeding DM 100,000 per year.  None of the Companies has received any notice or other communication indicating that any customer or other Person identified in Part
2.7(c) of the Disclosure Schedule intends or expects to cease dealing with any of the Companies or to effect a material
reduction in the volume of business transacted by such Person with any of the Companies below historical levels.
2.8	Equipment; Leasehold.
(a)	Part 2.8(a) of the Disclosure Schedule lists all
assets of the Companies listed in the Companies asset registers.
The assets of the Companies are appropriate for the uses to which they are being put and are, when taken as a whole, in good
condition and repair (ordinary wear and tear excepted) and
appropriate for the conduct of the business of the Companies in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be
conducted.
(b)	Except as described in Part 2.8(b) of the
Disclosure Schedule, none of the Companies owns any real property or any interest (including a leasehold interest) in real
property.  The Company has good and valid title, free and clear of any Encumbrances, to all real estate described as owned by the
Company in Part 2.8(b) of the Disclosure Schedule, and there are no rights or claims of third parties in respect of such real estate other than those recorded in the land register
("Grundbuch"), all of which recordings are set forth in Part
2.8(b) of the Disclosure Schedule.
2.9	Proprietary Assets.
(a)	Part 2.9(a)(1) of the Disclosure Schedule sets
forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any
Governmental Body, (1) a brief description of such Company
Proprietary Asset and (2) the names of the jurisdictions covered by the applicable registration, recordation, filing or
application.  Part 2.9(a)(2) of the Disclosure Schedule
identifies and provides a brief description of all other Company
Proprietary Assets owned by any of the Companies.  Part 2.9(a)(3)
of the Disclosure Schedule identifies and provides a brief
description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by any of the
Companies (except for any Company Proprietary Asset that is
licensed to any of the Companies under any third party software license that (1) is generally available to the public at a cost of less than DM 5,000, and (2) imposes no future monetary
obligation on any of the Companies) and identifies the license agreement or other agreement under which such Company Proprietary
Asset is being licensed to or used by any of the Companies.
Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, the Companies have good, valid and marketable title to all of the
Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other
Encumbrances, and have a valid right to use all Proprietary
Assets identified in Part 2.9(a)(3) of the Disclosure Schedule.
Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, none of the Companies is obligated to make any payment to any
Person for the use of any Company Proprietary Asset.  Except as
set forth in Part 2.9(a)(6) of the Disclosure Schedule, the
Companies are free to use, modify, copy, distribute, sell,
license or otherwise exploit each of the Company Proprietary
Assets on an exclusive basis (other than Company Proprietary
Assets consisting of software licensed to any of the Companies under third party licenses generally available to the public, with respect to which the Companies' rights are not exclusive).
(b)	The Companies have taken all reasonable measures
and precautions necessary to protect and maintain the
confidentiality and secrecy of all Company Proprietary Assets
(except to the extent the value of Company Proprietary Assets would be unimpaired by public disclosure) and otherwise to
maintain and protect the value of all Company Proprietary Assets.
Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Companies have not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Companies) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.
(c)	To the best of the Knowledge of the Company and
the Principal Shareholders, none of the Company Proprietary
Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person.  Except as set forth in Part 2.9(c) of the Disclosure Schedule, none of the Companies is infringing, misappropriating or making any unlawful use of, and none of the
Companies has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement,
misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the Knowledge of the
Company and the Principal Shareholders, except as set forth in
Part 2.9(c) of the Disclosure Schedule, no other Person is
infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.
(d)	The Company Proprietary Assets enable the
Companies to conduct their business in the manner in which such business has been conducted and in the manner in which such
business is proposed to be conducted.  Except as set forth in
Part 2.9(d) of the Disclosure Schedule, (1) none of the Companies has licensed any of the Company Proprietary Assets to any Person on an exclusive basis and (2) none of the Companies has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.
(e)	Except as set forth in Part 2.9(e) of the
Disclosure Schedule, (1) all current employees, consultants and independent contractors of any of the Companies and (2) all
former employees, consultants and independent contractors of any of the Companies who have ceased to work for any of the Companies within the past two years have executed and delivered to the
Companies written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are
substantially identical to the form of Employee Invention
Assignment and Confidentiality Agreement attached to Part 2.9(e)
of the Disclosure Schedule.
(f)	Except as set forth in Part 2.9(f) of the
Disclosure Schedule, none of the Companies has entered into or is bound by any Contract under which any Person has the right as of the Effective Time or thereafter to license, on a commercial basis, any Company Proprietary Asset including source code,
object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset.
(g)	All products shipped by any of the Companies since
January 1, 1998 are Year 2000 Compliant or can be made Year 2000
Compliant within the terms of the customary warranty accompanying such products and consistent with past warranty practices. Except as disclosed in Part 2.9(g) of the Disclosure Schedule, to the best of the Knowledge of the Company and the Principal
Shareholders, products shipped by the Companies prior to such date and still in use are capable of being made Year 2000
Compliant without the aggregate cost thereof having a Material
Adverse Effect on the Company.  As used in this Section 2.9(g),
"Year 2000 Compliant" means, with respect to a computer program or other item of software (1) the functions, calculations, and other computing processes of the program or software
(collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the
Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after
January 1, 2000; (2) the program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date
values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (3) the program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (4) the program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (5) leap years will be determined by the following standard (A) if
dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.
2.10	Contracts.
(a)	Part 2.10(a) of the Disclosure Schedule identifies
each Company Contract that constitutes a "Material Contract."
For purposes of this Agreement, each of the following Company
Contracts shall be deemed to constitute a "Material Contract":
(1)	a Company Contract that as of the Effective
Time or thereafter obligates one or more of the Companies, or under which one or more of the Companies has rights, in an amount or of a value in excess of DM 100,000;
(2)	a Company Contract that as of the Effective
Time has a remaining term of three years or more that may not be terminated without penalty by whichever of the Companies is a party to the Contract within three months after the delivery of a termination notice by such Company;
(3)	a Company Contract that both (A) is necessary
to enable the Companies that are parties to the Contract or that are directly benefited by the Contract to conduct their
respective businesses in the manner in which they are currently being conducted and in the manner in which they are proposed to be conducted and (B) could not be replaced promptly on
substantially the same terms without unreasonable effort or
expense;
(4)	any Contract identified or referred to in
Parts 2.9(a), (b), (c), (d) and (f) of the Disclosure Schedule;
(5)	any Contract imposing as of the Effective
Time or thereafter any restriction on the right or ability of any of the Companies (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other
Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person or (C) to develop or
distribute any technology; and
(6)	any Company Contract entered into outside the
ordinary course of business or inconsistent with the Company's past practices not completely fulfilled by all parties thereto as of the Effective Date.
(b)	The Company has delivered to Parent accurate and
complete copies of all Material Contracts, including all
amendments thereto. To the best of the Knowledge of the Company and the Principal Shareholders, except as disclosed in Part
2.10(b) of the Disclosure Schedule, each Material Contract is valid and in full force and effect, and is enforceable by the
Companies that are parties thereto in accordance with its terms, subject to (1) laws of general application relating to
bankruptcy, insolvency and the relief of debtors and (2) rules of law governing specific performance, injunctive relief and other equitable remedies.
(c)	Except as set forth in Part 2.10(c) of the
Disclosure Schedule:
(1)	to the best of the Knowledge of the Company
and the Principal Shareholders, none of the Companies has
committed any Breach under any Material Contract and no other
Person has committed any Breach under any Material Contract, except in either case for Breaches that individually or in the aggregate would not have a Material Adverse Effect on the
Company;
(2)	to the best of the Knowledge of the Company
and the Principal Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A)
result in a Breach of any of the provisions of any Material
Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any
Person the right to accelerate the maturity or performance of any
Material Contract or (D) give any Person the right to cancel, terminate or materially modify any Material Contract, except with respect to Material Contracts referred to in clauses (A) through
(C) where such Breach, default, exercise of a remedy or
acceleration would not have a Material Adverse Effect on the
Company;
(3)	since December 31, 1995, none of the
Companies has received any notice or other communication
regarding (A) any actual or possible violation or Breach of, or default under, any Material Contract or (B) any actual or
possible termination of any Material Contract; and
(4)	none of the Companies has waived any of its
material rights under any Material Contract.
(d)	No Person is renegotiating, or has the right to
renegotiate, any amount paid or payable to any of the Companies under any Company Contract or any other term or provision of any
Company Contract.
2.11	Liabilities.
(a)	All liabilities of the Companies of any nature,
contingent or matured, that are required by German GOB
("Grundsaetze ordnungsmaessiger Buchfuehrung") to be reflected on the consolidated balance sheet of the Company or for which
provision is required by German GOB to be made on such balance sheet are so reflected or provision is made therefor on the
balance sheet included in the Annual Statements, except for (1)
accounts payable or accrued salaries that have been incurred by the Companies since June 30, 1998 in the ordinary course of
business and consistent with past practices; and (2) the
liabilities identified in Part 2.11(a) of the Disclosure
Schedule.  This representation and warranty does not apply to any tax and social security liability.
(b)	Part 2.11(b) of the Disclosure Schedule provides
an accurate and complete breakdown of (1) all accounts payable of each of the Companies as of June 30, 1998 which have not yet been paid in full, (2) all notes payable of the Companies and all indebtedness of the Companies for borrowed money which have not yet been paid in full, and (3) all customer deposits and other deposits held by the Companies as of June 30, 1998 which have not yet been earned, applied or refunded.
(c)	None of the Companies has paid, or will become
liable for the payment of, any fees, costs or expenses of the type referred to in Section 6.3.
2.12 Compliance with Legal Requirements.
To the best of the Knowledge of the Company and the Principal Shareholders,
each of the Companies is, and has at all times been, in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership of its assets.  To the best of the Knowledge of the Company and the Principal Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation by any of the Companies of, or a failure on the part of any of the Companies to comply in all material respects with any Legal
Requirement.  Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1995 non of the Companies has received any notice or other communication from any Governmental body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.
2.13 Governmental Authorizations.
Part 2.13 of the Disclosure Schedule identifies each Governmental
Authorization held by each of the Companies, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule.  To the best of the
Knowledge of the Company and the Principal Shareholders, the Governmental
Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all
Governmental Authorizations necessary to enable each of the
Companies to conduct its business in the manner in which its business is currently being conducted and in the manner in which ssary to enable each of the
Companies to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.  To the best of the
Knowledge of the Company and the Principal Shareholders each of the Companies has been, in compliance with the material terms and requirements of its respective Governmental Authorizations
identified in Part 2.13 of the Disclosure Schedule. None of the
Companies has ever received any written notice or other formal communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.
2.14	Tax and Social Security ("Steuern und
Sozialversicherung") Filings.
(a)	The Companies have filed all Tax Returns required
to be filed for all periods as to which the statute of
limitations has not expired ("Company Returns").  The Company has delivered to Parent accurate and complete copies of all Tax
Returns required to be filed by or on behalf of any of the
Companies with any Governmental Body for every period that is not a closed period.  The Company has, in respect of German taxes, delivered to Parent accurate and complete copies of the report on the most recent government tax audit and all notices of
assessment issued after completion of said government tax audit as well as all Company Returns filed thereafter.
(b)	With respect to each of the Companies, other than
with respect to German Taxes, no examination or audit of any
Company Return has been proposed to any of the Companies or
scheduled by any Governmental Body.  Except as set forth in Part
2.14(b) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by any of the Companies or any other Person), and no such extension or waiver has been requested from any of the
Companies.
(c)	Except as set forth in Part 2.14(b) or Part
2.20(a) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to any of the Companies in respect of any Tax.  To the best of the
Knowledge of the Company and the Principal Shareholders, there are no liens for Taxes upon any of the assets of any of the
Companies, except liens for current Taxes not yet due and
payable.
(d)	The foregoing subsections (b) and (c) shall apply
mutatis mutandis to each of the Companies' obligations for
filings under the German statutory social security system or other applicable social security system.
2.15	Employee and Labor Matters; Benefit Plans.
(a)	Part 2.15(a) of the Disclosure Schedule contains a
list of all employees of each of the Companies as of the date of this Agreement, and correctly reflects their salaries, any other compensation paid to them from January 1, 1998 through September
30, 1998 and currently payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions.
None of the Companies is, or ever has been, a party to any
company shop agreement ("Firmentarifvertrag") or collective
bargaining agreement ("Tarifvertrag").
(b)	To the best of the Knowledge of the Company and
the Principal Shareholders, there is no employee of any of the
Companies who is not fully available to perform work because of disability or other approved absence other than vacation or
ordinary sick time of a brief duration.  There is no impediment to the ability of each of the Companies to terminate the
employment of each of its employees except as may be provided by applicable Legal Requirements or the individual written contract with the respective employee.  None of the Companies has any employee manuals and handbooks, disclosure materials, policy statements or other similar materials relating to the employment of the current employees of the Companies.
(c)	Part 2.15(c) of the Disclosure Schedule identifies
each salary, bonus, deferred compensation, incentive
compensation, stock purchase, stock option, disability, sick pay, severance pay, termination pay, hospitalization, medical or
dental, insurance, supplemental unemployment benefits, profit-
sharing, pension, social security (government-sponsored or
otherwise) or retirement plan, program or agreement (individually referred to as an " Employee Benefit Plan" and collectively
referred to as the "Employee Benefit Plans") sponsored,
maintained, contributed to or required to be contributed to by any of the Companies for the benefit of any current or former employee of any of the Companies.
(d)	Except as set forth in Part 2.15(d) of the
Disclosure Schedule, neither the execution, delivery or
performance of this Agreement, nor the consummation of the
Purchase or any of the other transactions contemplated by this
Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of any of the Companies (whether or not under any Employee Benefit Plan), or materially increase the benefits payable under any Employee Benefit Plan, or result in any acceleration of the time of payment or vesting of any such benefits.
(e)	The Companies are in compliance in all material
respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee benefits, employee compensation, wages, bonuses and terms and conditions of employment.
(f)	The Companies have good labor relations, and,
except as set forth in Part 2.15(f) of the Disclosure Schedule, neither the Company nor any of the Principal Shareholders has any
Knowledge of any facts indicating that (1) the consummation of the Purchase or any of the other transactions contemplated by this Agreement will have, or could reasonably be expected to have, a Material Adverse Effect on the labor relations of any of the Companies or (2) any of the key employees of any of the
Companies set forth on Part 2.15(f) of the Disclosure Schedule
(the "Key Employees") intends to terminate his or her
employment with any of the Companies.  To the best of the
Knowledge of the Company and the Principal Shareholders, no Key
Employee is a party to or is bound by any confidentiality
agreement, noncompetition agreement or other Contract with any
Person that may have an adverse effect on (A) the performance by such Key Employee of any of his duties or responsibilities as an employee of any of the Companies or (B) the business or
operations of any of the Companies.
2.16 Environmental Matters.
Each of the Companies is and has at all times been in compliance in all material respects with all applicable Environmental Laws. To the best of the Knowledge of the Company and the Principal Shareholders, each property (including the property described in Part 2.8(b) of the
Disclosure Schedule) that is owned by, leased to, controlled by or used by any of the Companies, and all surface water, groundwater, soil and air associated with or adjacent to such property is free of any environmental contamination of any nature that as a matter of law must be removed (Altlasten) or that does or will require any action to remedy.  Each of the Companies possesses all permits and other Governmental
Authorizations requird under applicable Environmental laws, and each of the Companies is and has at all times been in compliance in all material respects with the terms and requirements of all such Governmental
Authorizations.  None of the Companies has received any notice or other communication from a Governmental Gody that alleges that any of the
Companies is not in compliance with any Environmental Law, and, to the best of the Knowledge of the Company and the Principal Shareholders, there are no circumstances that could reasonably be expected to prevent or interfere with the Companies' compliance with any Environmental
Law in the future. To the best of the Knowledge of the Company and the Principal Shareholders, no current or prior owner of any property owned, leased or controlled by any of the Companies has received any notice or other communication from a Governmental
Body that alleges that such current or prior owner or any of the
Companies is not or was not in compliance with any Environmental
Law.  All Governmental Authorizations currently held by any of the Companies pursuant to Environmental Laws are identified in
Part 2.13 or Part 2.16 of the Disclosure Schedule.  For purposes of this Section 2.16, "Environmental Law" means any applicable federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment
(including ambient air, surface water, ground water, land surface or subsurface strata).
2.17	Sale of Products; Performance of Services.
(a)	Each product, system, program, Proprietary Asset
or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Companies to any Person conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal
Requirements, except for failures to conform or comply that
individually or in the aggregate have not had and could not
reasonably be expected to have a Material Adverse Effect on the
Company.
(b)	All installation services, design services,
development services, programming services, repair services, maintenance services, support services, training services,
upgrade services and other services that have been performed by any of the Companies were performed properly and in full
conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal
Requirements, except for failures to conform or comply that
individually or in the aggregate have not had and could not
reasonably be expected to have a Material Adverse Effect on the
Company.
(c)	Except as set forth in Part 2.17(c) of the
Disclosure Schedule, since December 31, 1995 no customer or other
Person has asserted or threatened to assert any claim against any of the Companies that constituted or will constitute greater than
5% of the total warranty claims made in the year such claim was made (1) under or based upon any warranty provided by or on
behalf of any of the Companies, or (2) under or based upon any other warranty relating to any product, system, program,
Proprietary Asset or other asset designed, developed,
manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Companies or any services performed by any of the Companies.  To the best of the Knowledge of the Company and the Principal Shareholders, no event has
occurred, and no condition or circumstance exists, that might
(with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.
2.17 Insurance.
Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of any of the Companies and with respect to any claims made thereunder.  The Company has delivered to
Parent accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule.  Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect.  Since December 31, 1995 none of the Companies has received any notice or other communication regarding any actual or possible (a)
cancellation or invalidation of any insurance policy, (b)refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy other than adjustments made in the ordinary course of business.  To the best of the Knowledge of the Company and the Principal
Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise to or serve as a basis for any claim under any insurance policy identified in Part 2.18 of the Disclosure Schedule.
2.18 Related Party Transactions.
Except as set forth in Part 2.19 of the Disclosure Schedule:  (a) no
Related Party has, and no Related Party has at any time had any direct or indirect interest in any material asset used in or otherwise relating to the business of any of the Companies; (b) no Related Party is, or
has at any time within the past 3 years been, indebted to any of the
Companies; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving any of the Companies; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with any of the Companies; and (e) no Related Party has any claim or right against any of the Companies (other than rights to receive compensation for services performed as an employee of any of the Companies).  For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party":  any Shareholder, any officer or director of any of the Companies, and any individual, trust or other Entity who is related to any of the Shareholders or officers or
directors of any of the Companies within the scope of Section 15 of the
Abgabenordnung.
2.20	Legal Proceedings; Orders.
(a)	Except as set forth in Part 2.20(a) of the
Disclosure Schedule, there is no pending Legal Proceeding other than collection matters initiated by any of the Companies in the ordinary course of business for amounts individually less than DM
20,000, and to the best of the Knowledge of the Company and the
Principal Shareholders, no Person has threatened to commence any
Legal Proceeding, that:  (1) involves any of the Companies or any of the assets owned or used by any of the Companies; or (2) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Purchase or any of the other transactions contemplated by this Agreement.  To the best of the Knowledge of the Company and the Principal
Shareholders, except as set forth in Part 2.20(a) of the
Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.
(b)	Except as set forth in Part 2.20(b) of the
Disclosure Schedule, since December 31, 1993 no Legal Proceeding has been commenced by, and no Legal Proceeding has been pending against, any of the Companies.
(c)	There is no order, writ, injunction, judgment or
decree to which any of the Companies, or any of the assets owned or used by any of the Companies, is subject.  None of the
Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Companies' business or to any of the assets owned or used by any of the Companies.  To the best of the Knowledge of the Company and the Principal Shareholders, no
officer or other employee of any of the Companies is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Companies'
business.
2.21	Authority; Binding Nature of Agreement. The Company and
the Shareholders have the absolute and unrestricted right, power and authority to enter into and to perform their respective
obligations under this Agreement and under each other agreement, document or instrument contemplated by this Agreement to which any of them is or will be a party; and the execution and
performance by them of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary corporate, trust, governmental or other action.
This Agreement and each other agreement, document and instrument contemplated by this Agreement to which the Company or any of the
Shareholders is a party constitutes the legal, valid and binding obligation of such Person or Entity, enforceable against such
Person or Entity in accordance with its terms, subject to (a)
laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
2.22	Non-Contravention; Consents.  Neither (a) the
execution, delivery or performance of this Agreement or any other agreement, document or instrument contemplated by this Agreement nor (b) the consummation of the Purchase or any of the other transactions contemplated by this Agreement or any such other agreement, document or instrument, will directly or indirectly
(with or without notice or lapse of time):
(a)	contravene, conflict with or result in a violation
of (1) any of the provisions of the charter documents of any of the Companies or (2) any resolution adopted by the shareholders or board of directors of any of the Companies;
(b)	contravene, conflict with or result in a violation
of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal
Requirement or any order, writ, injunction, judgment or decree to which any of the Companies, any of the assets owned or used by any of the Companies, or any of the Shareholders is subject;
(c)	contravene, conflict with or result in a violation
of any of the terms or requirements of, or give any Governmental
Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the
Companies or that otherwise relates to the business of any of the
Companies or to any of the assets owned or used by any of the
Companies;
(d)	to the best of the Knowledge of the Company and
the Principal Shareholders, contravene, conflict with or result in a Breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (1) declare a default or exercise any remedy under any Company Contract, (2)
accelerate the maturity or performance of any Company Contract or
(3) cancel, terminate or modify any Company Contract; or
(e)	result in the imposition or creation of any lien
or other Encumbrance upon or with respect to any of the Shares or any asset owned or used by any of the Companies  (except for minor liens that will not, in any case or in the aggregate,
materially detract from the value of the assets subject thereto or materially impair the operations of any of the Companies).
None of the Companies or Shareholders is or will be required to make any filing with or give any notice to, or to obtain any
Consent from, any Person in connection with (a) the execution, delivery or performance of this Agreement or any other agreement, document or instrument referred to in or contemplated by this
Agreement or (b) the consummation of the Purchase or any of the other transactions contemplated by this Agreement or contemplated by any other agreement, document or instrument referred to in or contemplated by this Agreement, except that consents of the
appropriate Family Courts were required in connection with the sale of Shares by the Shareholders under the age of 18, which consents have been obtained and are in full force and effect.
2.23	No Brokers.  None of the Companies or Shareholders has
agreed or become obligated to pay to any Person, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar
commission or fee in connection with any of the transactions contemplated by this Agreement.
2.24	Elimination of Certain Pension Liabilities.  Dr. Jochum
and Dr. Maier will waive any and all rights they may have against any of the Companies for pension obligations in accordance with an agreement dated as of the date hereof (the "Waiver
Agreement").  Any and all such pension obligations, together with any insurance policies or other Contracts pertaining to such obligations, will be terminated thereby.  The Company will
fulfill its obligations under the Waiver Agreement immediately after the Effective Time.  Any asset related to the pension
obligation will be distributed to Drs. Jochum and Maier.  Any assets so distributed plus the cash payment foreseen in the
Waiver Agreement taken as a whole are not of value greater than the appropriate accruals reflected on the balance sheet included in the Annual Statements plus any accrual since then until June
30, 1998.
2.25	Swiss Subsidiary.  The Company owns 100% of the
outstanding equity and other ownership interests in Gynkotek -
CH, having recently purchased the remaining minority interest for
SFR 15,000 and obtained a general release from the owner of such interest of all claims against, and obligations and liabilities of, any of the Companies.  There are not, nor will there be any claims against any of the Companies by, or any undischarged
liability of any of the Companies to, any former shareholder of
Gynkotek - CH.
2.26	Payments to Shareholders.  Part 2.15(a) and Part 2.26
of the Disclosure Schedule together contain a complete and
accurate description of all payments or distributions of any character made by any of the Companies to any of the Shareholders
(or any other shareholder of any of the Companies) since December
31, 1997.
2.27	Shares Purchase.  The Shares do not constitute a
substantial ("Wesentlichen") part of the Principal
Shareholders' assets as defined by Section 419 of the German civil code.
2.28	General Release.  The Shareholders have irrevocably and
unconditionally waived any claim, whether known or unknown,
matured or unmatured, they may have, on whatever grounds, against any of the Companies, except for accrued salary and vacation under the existing service agreements with Drs. Jochum and Maier.
No Related Party of any Shareholder has a claim, known or
unknown, matured or unmatured, on whatever grounds, against any of the Companies.
2.29	Full Disclosure.  This Agreement (including the
Disclosure Schedule and the Exhibits hereto but excluding Section
3 hereof) does not (a) contain any representation, warranty or information that is false or misleading with respect to any
material fact or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained herein (in light of the circumstances under which such representations, warranties and information were made or
provided) not false or misleading.
2.30	Scope of Representations and Warranties.  No
representations and warranties are given by the Shareholders, except as set forth in this Agreement, the Disclosure Schedule and the Exhibits hereto.
3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB.
Parent and Acquisition Sub represent and warrant to the
Shareholders as follows:
3.1	Authority; Binding Nature of Agreement.  Parent and
Acquisition Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement;
and the execution, delivery and performance by Parent and
Acquisition Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Acquisition Sub and their respective boards of directors.  This Agreement
constitutes the legal, valid and binding obligation of Parent and
Acquisition Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
3.2	Legal Proceedings.  There is no pending Legal
Proceeding, and to the best of the Knowledge of Parent and
Acquisition Sub, no Person has threatened to commence any Legal
Proceeding, that challenges, or that may have the effect of
preventing, delaying, making illegal or otherwise interfering with, the Purchase or any of the other transactions contemplated by this Agreement.
3.3	Non-Contravention; Consents.  Neither (a) the
execution, delivery or performance of this Agreement or any other agreement, document or instrument contemplated by this Agreement nor (b) the consummation of the Purchase or any of the other transactions contemplated by this Agreement or any such other agreement, document or instrument, will directly or indirectly
(with or without notice or lapse of time):
(a)	contravene, conflict with or result in a violation
of (1) any of the provisions of the charter documents of Parent or Acquisition Sub or (2) any resolution adopted by the
shareholders or board of directors of Parent or Acquisition Sub;
(b)	contravene, conflict with or result in a violation
of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal
Requirement or any order, writ, injunction, judgment or decree to which Parent or Acquisition Sub, or any of the assets owned or used by Parent or Acquisition Sub, is subject; or
(c)	contravene, conflict with or result in a violation
of any of the terms or requirements of, or give any Governmental
Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or
Acquisition Sub or that otherwise relates to the business of
Parent or Acquisition Sub or to any of the assets owned or used by Parent or Acquisition Sub.  Neither Parent nor Acquisition Sub
is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(1) the execution, delivery or performance of this Agreement or any other agreement, document or instrument referred to in or contemplated by this Agreement or (2) the consummation of the
Purchase or any of the other transactions contemplated by this
Agreement or contemplated by any other agreement, document or instrument referred to in or contemplated by this Agreement.
3.4	No Brokers.  Neither Parent nor Acquisition Sub has
agreed or become obligated to pay to any Person, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar
commission or fee in connection with any of the transactions contemplated by this Agreement, other than to Helmut Woerner pursuant to a letter agreement dated as of July 27, 1998.
4.	INDEMNIFICATION, ETC.
4.1	Survival of Representations, Etc.
(a)	Subject to Sections 4.1(b) and 4.1(c), the
representations and warranties of the Principal Shareholders,
Parent and Acquisition Sub and the covenants and obligations of the Shareholders, Parent and Acquisition Sub shall survive
(without limitation): (1) the consummation of the transactions referred to in Section 1; (2) any sale or other disposition of any or all of the shares of Company Capital Stock; and (3) any merger, combination, recapitalization or similar transaction effected by or otherwise involving Parent, Acquisition Sub or any of the Companies.
(b)	Subject to Section 4.1(c) and the provisions of
the Bank Guarantee, the representations and warranties made by the Principal Shareholders, Parent and Acquisition Sub in this
Agreement (including the representations and warranties set forth in Section 2), the Exhibits hereto and the Disclosure Schedule shall survive the Effective Time and, with the exception of the representations and warranties in the Exhibits hereto, shall expire on the second anniversary of the Effective Time.
(c)	Subject to the provisions of the Bank Guarantee
and Section 5.2, the representations and warranties made by the
Principal Shareholders (1) in Section 2.16 shall survive the
Effective Time for a period of 20 years and (2) in Section 2.21 shall survive the Effective Time for the applicable statute of limitations.  The Principal Shareholders shall have the right to retain, at their sole expense, an environmental auditing firm to conduct an environmental audit of the Company's real property, which audit must be initiated upon reasonable notice to Parent, may not unreasonably interfere with the normal business
operations of the Company and must be completed within six months after the Effective Time.  The Shareholders' Agent shall maintain a copy of the report from such environmental audit during the survival period of the representations and warranties made by the
Principal Shareholders in Section 2.16.  The representations and warranties in Sections 2.3(a), (d) and (e) shall survive
indefinitely.
(d)	For purposes of this Agreement, each statement or
other item of information set forth in the Disclosure Schedule and any representation and warranty made by the Shareholders in any of the Exhibits hereto shall be deemed to be a representation and warranty made by the Principal Shareholders in this
Agreement.
(e)	For purposes of this Agreement, the term
"survive" in connection with the representations and warranties means that claims to which the Indemnitees are entitled under this Agreement shall not be barred by the statute of limitations
("Verjaehren") before that date on which such representations and warranties expire.
4.2	Indemnification by Shareholders.
(a)	In the event of a Breach for which the Principal
Shareholders are obligated to provide indemnification under this
Section 4, the Principal Shareholders are obligated to put the
Indemnitees in the same position in monetary terms as if the relevant Breach had not occurred.  Accordingly, subject to
Section 4.4, from and after the Effective Time, the Principal
Shareholders, to the extent specified in Section 4.2(c), shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the
Indemnitees for, any Damages that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may
otherwise become subject (regardless of whether or not such
Damages relate to any third-party claim) and that arise from or as a result of, or are directly connected with:  (1) any Breach made by any of the Shareholders with respect to this Agreement, the Disclosure Schedule or any of the Exhibits hereto; or (2) any
Legal Proceeding relating to any such Breach, alleged Breach or
Liability.
(b)	The Shareholders acknowledge that, if any
Indemnitee other than Parent suffers or otherwise becomes subject to any Damages, then Parent shall also be deemed, by virtue of its ownership of such Indemnitee, to have suffered the same
Damages.  Therefore, Parent at its sole discretion may request that indemnification payments be made to Parent instead of such
Indemnitee.
(c)	The liability of the Principal Shareholders under
Section 4.2(a) shall be joint and several
("Gesamtschuldnerisch") up to the aggregate amount of DM
6,800,000 of recovery of Damages thereunder by the Indemnitees.
(d)	Any right to rescind or to reverse this Agreement
or to reduce the purchase price ("Ruecktritt, Wandlung und
Minderung"), other than the right to reduce the purchase price set forth in Section 1.5 and other than in the event of fraud, is excluded.
(e)	Nothing contained in this Section 4.2 or elsewhere
in this Agreement shall be deemed to limit any right or remedy of any Indemnitee with respect to a Breach of Section 6 of this
Agreement or any of the Exhibits hereto.
4.3	Procedure for Claims.
(a)	If any Indemnitee claims to have incurred or
suffered Damages for which it may be entitled to indemnification under Section 4.2, such Indemnitee may, on or prior to the
expiration of the applicable survival period set forth in Section
4.1, deliver a claim notice (a "Claim Notice") to the
Shareholders' Agent.  Each Claim Notice shall state that such
Indemnitee believes that it is entitled to indemnification under this Agreement and contain a brief description of the
circumstances supporting such Indemnitee's belief that such
Indemnitee is so entitled and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of
Damages such Indemnitee claims to have so incurred or suffered
(the "Claimed Amount").
(b)	For a period of 20 business days following
delivery of the Claim Notice, Indemnitee and the Shareholders'
Agent shall negotiate in good faith in an attempt to agree upon a settlement of the claim described in the Claim Notice.  In the event that such parties agree in writing that Indemnitee is
entitled to all or any portion of the Claimed Amount, Indemnitee shall recover such portion or all of the Claimed Amount under the
Bank Guarantee in accordance with the procedures specified in such Bank Guarantee and, only if the available amount of the Bank
Guarantee is less than the amount on which the parties agreed or if the Bank Guarantee has been terminated and the Claimed Amount arises from a Breach as described in Section 4.4(c), from the
Principal Shareholders.
(c)	If Shareholders' Agent and Indemnitee are unable
to resolve a dispute relating to all or any portion of the
Claimed Amount within 30 business days after the delivery of the
Claim Notice, then the claim described in the Claim Notice shall be settled by the competent courts in Munich, Germany.  In the event an Indemnitee obtains a judgment from such Court and no appeal has been timely filed by the party or parties against whom the judgment has been rendered, Indemnitee shall recover the amount of such judgment under the Bank Guarantee, and only if the available amount under the Bank Guarantee is less than the
judgment or if the Bank Guarantee has been terminated and the judgment arises from a Breach described in Section 4.4(c), from the Principal Shareholders.
4.4	Deductible; Ceiling.
(a)	Subject to Section 4.4(c), the Principal
Shareholders shall not be required to make any indemnification payment pursuant to Section 4.2(a) until such time as the total amount of all Damages (whenever suffered and whether arising from a single Breach or from multiple Breaches of different
representations and warranties and covenants) exceeds DM 340,000 in the aggregate.  If the total amount of such Damages exceeds DM
340,000 in the aggregate, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the amount of such Damages only to the extent the amount of such
Damages exceeds DM 340,000.
(b)	Subject to Section 4.4(c), the Indemnitees'
maximum aggregate recovery of all indemnities together under
Section 4.2(a) for any Breach of any representation, warranty or covenant made by any of the Principal Shareholders in this
Agreement (excluding the Exhibits hereto) shall be DM 6,800,000.
(c)	The limitations on the Principal Shareholders'
indemnification obligations that are set forth in Sections 4.4(a)
and 4.4(b) shall not apply to (1) any Breach of any of the
representations and warranties set forth in Sections 2.3(a),
2.3(d), 2.3(e) and 2.21; (2) the indemnification obligations set forth in Section 5.1; or (3) any intentional Breach by any
Shareholder of any covenant set forth in this Agreement.
4.5	No Contribution.  Each Shareholder waives, and
acknowledges and agrees that he or she shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Company in connection with any actual or alleged Breach of any representation, warranty, covenant or
obligation set forth in this Agreement.
4.6	Defense of Third Party Claims.  In the event of the
assertion or commencement by any Person of any claim or Legal
Proceeding (whether against the Company, against any other
Indemnitee or against any other Person) with respect to which any of the Principal Shareholders may become obligated to indemnify, hold harmless, pay, compensate or reimburse any Indemnitee
pursuant to this Section 4, (a) Parent, as soon as practicable after it receives written notice of any such claim or Legal
Proceeding, shall notify the Shareholders' Agent of such claim or
Legal Proceeding (it being understood that the failure to notify the Shareholders' Agent shall not in any way limit the rights of the Indemnitees under this Agreement unless such failure
materially prejudices the defenses available to the Shareholders'
Agent), and (b) Parent shall proceed with the defense of such claim or Legal Proceeding.  In such event:
(a)	subject to the limitations of Section 4.4, all
expenses relating to the defense of such claim or Legal
Proceeding (whether or not incurred by Parent) shall be borne and paid exclusively by the Principal Shareholders; provided,
however, that an Indemnitee shall reimburse the Principal
Shareholders for such expenses to the extent the Indemnitee
recovers any payment for such expenses from the claimant, less any unreimbursed expenses of such recovery;
(b)	the Shareholders shall make available to Parent
any documents and materials in the possession or control of any of the Shareholders that may be necessary to, or that Parent may reasonably request in the course of the defense of such claim or
Legal Proceeding;
(c)	Parent shall keep the Shareholders' Agent informed
of all material developments and events relating to such claim or
Legal Proceeding;
(d)	Parent shall provide the Principal Shareholders or
their counsel with all reasonably requested, non-privileged
information and materials related to such claim or Legal
Proceeding;
(e)	the Principal Shareholders or their counsel shall
have the right to attend all meetings with the Person asserting the claim and all court sessions in the course of the Legal
Proceedings; and
(f)	Parent shall have the right to settle, adjust or
compromise such claim or Legal Proceeding with the consent of the
Shareholders' Agent; provided, however, that the Shareholders'
Agent shall not unreasonably withhold such consent.
5.	TAX AND OTHER INDEMNIFICATION.
5.1	General.  In the event that any Indemnitee is held
responsible for the payment of any taxes, late payment charges, interest on unpaid Taxes, social security dues (in Germany,
"Sozialversicherungsabgaben") or any other public dues or other liabilities vis-a-vis third parties pertaining to the period up to December 31, 1997 (hereinafter "Additional Liabilities"), the Principal Shareholders as joint and several debtors
("Gesamtschuldner") shall at Parent's option
(a)	indemnify such Indemnitee against any such
Additional Liabilities, or
(b)	pay to the Company an amount equal to such
Additional Liabilities,
insofar as no balance sheet provision corresponding to such
Additional Liabilities has been included in the Annual Statements as of December 31, 1997 and such amount is not offset by a
reduction of Taxes, social security dues or interest on net Tax-
effected unpaid Taxes and social security dues in the fiscal years thereafter directly resulting from such Additional
Liabilities.
5.2	Limitation Period.  Claims and rights of any Indemnitee
with respect to Tax liabilities, social security contributions and all other public law dues shall be subject to a limitation period expiring one year after the end of the fiscal year in which the relevant decision of the tax authority or other public authority, as the case may be, has become final and
nonappealable.  If any Indemnitee decides to make a claim
pursuant to this Section 5, such Indemnitee shall follow the procedures set forth in Section 4.3 mutatis mutandis.
5.3	Notice of Audits.  Parent and Acquisition Sub shall
inform Shareholder's Agent of any Tax or other field audit
covering the time up to December 31, 1997, permit the
Shareholders' Agent and his legal and tax advisors to attend all relevant meetings with the authorities and provide all
information that the Principal Shareholders may reasonably
request in connection therewith; provided, that in each case this is not prejudicial to the best interests of the Companies. At the expense of the Principal Shareholders, Parent and Acquisition Sub
shall provide that the relevant Person shall take all reasonable legal remedies (including litigation) challenging the relevant assessments.
6.	PROPRIETARY INFORMATION AND NONCOMPETITION COVENANTS.
6.1	Acknowledgements.  Dr. Peter Jochum and Dr. Helmut
Maier as to Section 6.1(a), and each of the Principal
Shareholders as to Sections 6.1(b) through 6.1(f), individually acknowledge and agree as follows:
(a)	Each has occupied a position of trust and
confidence with the Companies prior to the date hereof and has become familiar with the following, any and all of which
constitute confidential information of the Companies
(collectively the "Confidential Information"): (1) any and all
trade secrets concerning the business and affairs of the
Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and
planned research and development, current and planned
manufacturing and distribution methods and processes, customer lists, current and anticipated customers requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer
software and database technologies, systems, structures and
architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries,
concepts, ideas, designs, methods and information of the
Companies) and any other information, however documented, of the
Companies that is a trade secret within the meaning of the laws of Germany; (2) any and all information concerning the business and affairs of the Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and
techniques and materials), however documented; and (C) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Companies containing or based, in whole or in part, on any information included in the foregoing.
Confidential Information does not include any of the foregoing that is in the public domain as of the Effective Time;
(b)	the business of the Companies is international in
scope;
(c)	the Companies' products and services are marketed
throughout the world;
(d)	the Companies compete with other businesses that
are or could be located in any part of the world;
(e)	Parent has required that each of them make the
covenants set forth in Section 6.2 and 6.3 as a condition to
Parent's purchase of the Shares; and
(f)	the provisions of Sections 6.2 and 6.3 are
reasonable and necessary to protect and preserve the Companies'
business.
6.2	No Use of Confidential Information.  Each Principal
Shareholder acknowledges and agrees that all Confidential
Information known or obtained by such Shareholder, whether before or after the date hereof, is the property of the Companies.
Therefore, such Shareholder will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether such Shareholder has such information in such Shareholder's
memory or embodied in writing or other physical form, without
Parent's written consent, unless and to the extent that the
Confidential Information is or becomes generally known to and available for use by the public other than as a result of such
Shareholder's fault or the fault of any other Person bound by a duty of confidentiality to Parent or the Companies.  Each
Principal Shareholder will deliver to Parent at the time of
execution of this Agreement, and at any other time Parent may request, all documents, memoranda, notes, plans, records,
reports, and other documentation, models, components, devices, or computer software whether embodied in a disk or in other form
(and all copies of all of the foregoing), relating to the
businesses, operations or affairs of the Companies and any other
Confidential Information that such Shareholder may then possess or have under such Shareholder's control.
6.3	Covenants Not to Compete.  As an inducement for Parent
and Acquisition Sub to enter into this Agreement and as
additional consideration for the obligations of Parent and
Acquisition Sub under this Agreement:
(a)	For a period of five years after the Effective
Time:
(1)	No Principal Shareholder will, directly or
indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, lend such Shareholder's name or any similar name to, lend such Shareholder's credit to, or render services or advice to, any business insofar as it is engaged in the business of chromatography, mass spectrometry or any
combination thereof or using or developing software related to chromatography or mass spectrometry whose products or activities compete in whole or in part with the products or activities of any of the Companies anywhere in the world; provided, however, that such Shareholder may purchase or otherwise acquire any class of securities of any enterprise (but without otherwise
participating in the activities of such enterprise) if such
securities are listed on any recognized securities exchange, do not constitute more than 5% of the class of such securities and are acquired exclusively for portfolio investment purposes.  Each
Principal Shareholder acknowledges that this covenant is
reasonable with respect to its duration, geographical area and scope.
(2)	No Principal Shareholder will, directly or
indirectly, either for him- or herself or any other Person, (A)
induce or attempt to induce any current or future employee of any of the Companies to leave the employ of such company, (B) in any way interfere with the relationship between one of the Companies and any current or future employee of such company, or (C) induce or attempt to induce any customer, supplier, licensee or business relation of any of the Companies to cease doing business or to reduce or restrict the amount of business done with such company, or in any way interfere with the relationship between any
customer, supplier, licensee or business relation of any of the
Companies.
(b)	Inasmuch as not stipulated otherwise by the law,
the clauses of article 74 and other applicable articles of the
German Commercial Code do not apply to this Section 6.3.
(c)	In the event of a breach by such Shareholder of
any covenant set forth in Section 6.3, the term of such covenant will be extended by the period of the duration of such breach.
(d)	No Shareholder will, at any time during or after
the five-year period, disparage Parent, Acquisition Sub or any of the Companies, or any of their shareholders, directors or
officers.
(e)	Dr. Peter Jochum and Dr. Helmut Maier will, for a
period of five years after the Effective Time, within ten days after accepting any employment, advise Parent of the identity of any employer of such Shareholder.  Parent or any of the Companies may serve notice upon each such employer that such Shareholder is bound by the applicable provisions of Section 6 and furnish each such employer with a copy of relevant portions thereof.
(f)	In the event that any clause of this Section 6.3
is noneffective in law or incapable of being implemented, wholly or partially, or has forfeited its legal effectiveness or
feasibility subsequent to the Effective Time, such circumstance shall be without prejudice to the validity of the remaining
clauses of this Section 6.3.  The noneffective or
nonimplementable clause is to be substituted by an appropriate arrangement that, inasmuch as legally possible, most closely resembles what the parties hereto had intended or, consistent with the meaning and object of this Section 6.3, would have
intended if such parties had considered such circumstance when preparing this Section 6.3.  This applies particularly if the nullified clause relates to the five-year noncompetition period, in which case a period of time admissible in law and most closely resembling what had been intended is deemed to be agreed to by the parties.
6.4	Rights and Remedies.  The rights and remedies of Parent
and Acquisition Sub hereunder shall be cumulative (and not
alternative).  In the event of any Breach or threatened breach by a Shareholder of any covenant, obligation or other provision set forth in this Section 5, Parent and Acquisition Sub shall be entitled (in addition to any other remedy that may be available to either of them) to (a) a decree or order of specific
performance to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such Breach or threatened Breach.  Neither Parent nor
Acquisition Sub shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.  In addition, Parent and Acquisition Sub shall be entitled to offset against any and all amounts owing to such Shareholder under this
Agreement or otherwise (except as provided in Section 1.6) any and all amounts that Parent can claim as Damages hereunder.
7.	MISCELLANEOUS PROVISIONS.
7.1	Shareholders' Agent.
(a)	The Shareholders hereby irrevocably nominate,
constitute and appoint Dr. Peter Jochum as the agent and true and lawful attorney-in-fact of the Shareholders (the "Shareholders'
Agent"), with full power of substitution, to act in the name, place and stead of the Shareholders for purposes of executing any documents under this Agreement (including amendments thereto) and taking any actions in connection with any and all claims for indemnification because of a Breach for which the Principal
Shareholders may be jointly and severally liable or with respect to which Parent, Acquisition Sub or the Company may be entitled to be paid under the Bank Guarantee ("Indemnification
Matters").  Dr. Peter Jochum hereby accepts his appointment as
Shareholders' Agent.
(b)	Any action taken by the Shareholders' Agent shall
be construed as a valid representation of the Shareholders or the
Principal Shareholders, as the case may be, only  if such action is documented in writing, such document clearly indicates
Shareholders' Agent is acting on behalf of the Shareholders or the Principal Shareholders, as the case may be, and such document has been signed by the Shareholders' Agent.  Notwithstanding anything to the contrary contained in this Agreement or the
Exhibits hereto: (1) Parent, Acquisition Sub and the Company shall be entitled to deal exclusively with the Shareholders'
Agent on all Indemnification Matters (and other matters
specifically set forth in this Agreement); and (2) each
Indemnitee shall be entitled to rely conclusively on any document executed or purported to be executed with respect to any
Indemnification Matter on behalf of any Shareholder by the
Shareholders' Agent as fully binding upon such Shareholder.
(c)	The Shareholders recognize and intend that the
power of attorney granted in Section 7.1(a):  (1) is coupled with an interest and is irrevocable; (2) may be delegated by the
Shareholders' Agent; and (3) shall survive the death or
incapacity of each of the Shareholders.
(d)	At their discretion, the Shareholders may at any
time by simple majority vote (such majority being determined on the basis of each Shareholder's interest in the Company Capital
Stock as set forth in Recital A) appoint a successor to the
Shareholders' Agent and immediately thereafter notify Parent of the identity of such successor.  Any such successor shall succeed the Shareholders' Agent as Shareholders' Agent hereunder.  If for any reason there is no Shareholders' Agent at any time, all
references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders.
(e)	All expenses incurred by the Shareholders' Agent
in connection with the performance of his duties as Shareholders'
Agent shall be borne and paid exclusively by the Shareholders on whatever basis they may agree among themselves.
7.2	Further Assurances.  Each party hereto shall execute
and cause to be delivered to each other party hereto such
instruments and other documents, and shall take such other
actions, as such other party may reasonably request (at or after the date hereof) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.
7.3	Fees and Expenses.  Subject to Section 4, each party to
this Agreement shall bear and pay all fees, costs and expenses
(including legal fees and accounting fees) that have been
incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule)
and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions and (c) the consummation of the Purchase; provided, however, that the fees, costs and expenses that are incurred by the Company after the
Effective Time to give effect to the transactions contemplated by this Agreement and that are not a result of a Breach by a
Shareholder shall be borne and paid solely by the Company. The costs of the Notary shall be borne by the Acquisition Sub.
7.4	Co-Debtor.  Parent guarantees any and all obligations
and liabilities of Acquisition Sub under this Agreement as co-
debtor ("Mitschuldner").
7.5	Notices.  Any notice or other communication required or
permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered and given to the respective addressee of such notice (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto) when
actually received by such addressee at the following respective address:
if to Parent, Acquisition Sub or the Company:
              Dionex Corporation
              1228 Titan Way,
              Sunnyvale, California 94086
              U.S.A.
              Attention:  Michael W. Pope
              Facsimile: (1-408) 739-8437
with a copy to:
              Cooley Godward LLP
              One Maritime Plaza, 20th Floor
              San Francisco, California  94111
              U.S.A.
              Attention:  Christopher A. Westover
              Facsimile: (1-415) 951-3699
if to the Shareholders' Agent:
              Dr. Peter Jochum
              Schroederweg 6
              D-82229 Seefeld
              Germany
              Facsimile: (49) 8152-9722
with a copy to
              Oppenhoff & Raedler
              Mainzer Landstrasse 16
              D-60325 Frankfurt am Main
              Germany
              Attention: Jochen Winter
              Facsimile: (49-69) 710 03-333
if to any Shareholder (other than with respect to an
Indemnification Matter), to the address of such
Shareholder in the records of the Company.
7.6	Confidentiality.  On and at all times after the
Effective Time (a) each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Shareholder's possession that relates to the business of the Company,
Acquisition Sub or Parent, and (b) each Shareholder shall
continue to keep the terms of this Agreement and the other
agreements, documents and instruments referred to in or
contemplated by this Agreement strictly confidential.
7.7	Headings. The bold-faced section headings contained in
this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be
referred to in connection with the construction or interpretation of this Agreement.
7.8	Overall Limitation.
(a)	The total liability of any of the Shareholders
under this Agreement shall not exceed the total amounts paid by or on behalf of Acquisition Sub pursuant to Sections 1.5 and 1.6 to such Shareholder.
(b)	In the event the Principal Shareholders are
severally and not jointly liable for Damages, the portion of such
Damages for which an individual Principal Shareholder will be liable will be such Shareholder's pro rata share of the payments made to or for the benefit of the Shareholders pursuant to
Sections 1.5 and 1.6 (including for this purpose the amount of such payments allocable to such Shareholder's children who are now under 18 years of age) (a "Shareholder's Pro Rata Share");
provided, however, that such limitation shall not apply with respect to Damages resulting from the Breach by such Shareholder of a representation, warranty or covenant applicable to such
Shareholder individually.  The maximum amount for which a
Principal Shareholder may be severally liable shall not exceed such Shareholder's Pro Rata Share of the total amounts paid to or for the benefit of the Shareholders pursuant to Sections 1.5 and
1.6, less such Principal Shareholder's Pro Rata Share of amounts paid to Indemnitees pursuant to Sections 4 and 5 for which the
Principal Shareholders were jointly and severally liable.
(c)	No limitation of liability shall apply in the case
of Damages arising from or as a direct or indirect result of fraud on the part of the Company or any Shareholder.
7.9	Governing Law; Venue.
(a)	This Agreement (including all Exhibits and
Schedules hereto and the choice of law and place of venue
provisions hereof) shall be construed in accordance with, and governed in all respects by, the laws of Germany.
(b)	Any legal action or other legal proceeding
relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in the
courts of Munich, Germany only.  Each party to this Agreement
(1)	expressly and irrevocably consents and
submits to the exclusive jurisdiction of the courts of Munich,
Germany (and each appellate court located in Munich, Germany) in connection with any such legal proceeding; and
(2)	agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any court located in Munich, Germany, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this
Agreement or the subject matter of this Agreement may not be enforced in or by such court.
7.10	Successors and Assigns. This Agreement shall be binding
upon: Parent, Acquisition Sub, the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs,
successors and assigns (if any); Parent and its successors and assigns (if any); and Acquisition Sub and its successors and assigns (if any).  This Agreement shall inure to the benefit of:
the Company; the Shareholders; Parent; the other Indemnitees; and
the respective successors and assigns (if any) of the foregoing.
No party may assign any or all of its rights under this Agreement
(including its indemnification rights under Section 4), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person;
provided, however, that the Company may effect such assignment with the consent or approval solely of the Shareholders' Agent;
and provided, further, that following the Effective Time, this
Agreement and all, but not less than all, of the rights and
obligations of a party hereunder may be assigned without such consent or approval to a purchaser of all or substantially all of the assets of such assigning party or to the surviving entity in a merger (in which such assigning party is not the surviving entity) by which the surviving entity becomes a successor to such assigning party, except in the event that the Shareholders' right to an earn-out pursuant to Section 1.6 has not yet been
determined or, if so determined, then not yet paid if an earn-out is due, the consent of a majority in interest to such assignment shall be required, which consent shall not be unreasonably
withheld.
7.11	Waiver.
(a)	No failure on the part of any Person to exercise
any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power,
right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
(b)	No Person shall be deemed to have waived any claim
arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such
Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
7.12	Amendments.  This Agreement may not be amended,
modified, altered or supplemented other than by means of a
written instrument duly executed and delivered on behalf of
Parent, Acquisition Sub, the Company and the Shareholders' Agent.
7.13	Severability.  In the event that any provision of this
Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid,
unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be
impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
7.14	Parties in Interest.  None of the provisions of this
Agreement is intended to provide any rights or remedies to any
Person other than the parties hereto and their respective
successors and assigns (if any).
7.15	Entire Agreement.  This Agreement and the other
agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject
matter hereof and thereof.
7.16	Construction.
(a)	For purposes of this Agreement, whenever the
context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the
masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
(b)	The parties hereto agree that any rule of
construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the
construction or interpretation of this Agreement.
(c)	As used in this Agreement, the words "include"
and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."
(d)	Except as otherwise indicated, all references in
this Agreement to "Sections" and "Exhibits" are intended to
refer to Sections of this Agreement and Exhibits to this
Agreement.
(e)	In the event of a conflict between this Agreement
and any translations thereof into languages other than English, this Agreement shall control.






The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

DIONEX CORPORATION

Name:  Barton Evans, Jr.
Title:  Senior Vice President

"ZEUS" VIERUNDDREISSIGSTE
BETEILIGUNGSGESELLSCHAFT MBH

Name:  Barton Evans, Jr.
Title:  Managing Director

DR. PETER JOCHUM (individually
and as Shareholders' Agent)

DR. HELMUT MAIER

PROF. DR. CLEMENS JOCHUM

ELMAR ZEISING

DANIELA JOCHUM

ROBERT JOCHUM

JULIA MAIER

SOPHIA MAIER

EXHIBIT A
DEFINITIONS
For purposes of this Agreement (including this Exhibit A):
1998 Orders. "1998 Orders" shall have the meaning given to such term in Section 1.6 of this Agreement.
Acquisition Sub. "Acquisition Sub" shall have the meaning given to such term in the notarization of this Agreement. Additional Liabilities. "Additional Liabilities" shall have the meaning given to such term in Section 5.1 of this Agreement.
Agreement.  "Agreement" shall mean the Stock Purchase
Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time. Annual Statements. "Annual Statements" shall have the meaning given to such term in Section 2.4(a) of this Agreement. Bank. "Bank" shall have the meaning given to such term in
Section 1.3(c) of this Agreement.
Bank Guarantee. "Bank Guarantee" shall have the meaning given to such term in Section 1.3(c) of this Agreement.
Book Value. "Book Value" shall have the meaning given to such term in Section 1.5(d) of this Agreement.
Book Value Notice. "Book Value Notice" shall have the meaning given to such term in Section 1.5(d) of this Agreement. Breach. There shall be deemed to be a "Breach" of a representation and warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation and warranty, covenant, obligation or other provision and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.
Claimed Amount. "Claimed Amount" shall have the meaning given to such term in Section 4.3(a) of this Agreement.
Claim Notice. "Claim Notice" shall have the meaning given to such term in Section 4.3(a) of this Agreement.
Companies. "Companies" means the Company and each Entity set forth in Part 2.1(d) of the Disclosure Schedule.
Company. "Company" shall have the meaning given to such term in Recital A of this Agreement.
Company Capital Stock. "Company Capital Stock" shall have the meaning given to such term in Recital A of this Agreement. Company Contract. "Company Contract" shall mean any
Contract: (a) to which any of the Companies is a party; (b) by which any of the Companies or any of their assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which any of the Companies has or may acquire any right or interest.
Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Companies or otherwise used by any of the Companies.
Company Return. "Company Return" shall have the meaning given to such term in Section 2.14(a) of this Agreement. Confidential Information. "Confidential Information" shall have the meaning given to such term in Section 6.1(a) of this Agreement.
Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.
Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.
Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of this Agreement) delivered to Parent on behalf of the Shareholders.
Effective Time. "Effective Time" shall have the meaning given to such term in Section 1.1 of this Agreement.
Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning given to such term in Section 2.15(c) of this Agreement.
Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
Environmental Law. "Environmental Law" shall have the meaning given to such term in Section 2.16 of this Agreement. GAAP. "GAAP" shall mean United States generally accepted accounting principles.
Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
Governmental Body.  "Governmental Body" shall mean any:
(a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).
Key Employee. "Key Employee" shall have the meaning given to such term in Section 2.15(f) of this Agreement.
Knowledge. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the truth or existence of such fact or other matter. The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any director or officer of any of the Companies has Knowledge of such fact or other matter.
Indemnification Matters. "Indemnification Matters" shall have the meaning given to such term in Section 7.1(a) of this Agreement.
Indemnitees.  "Indemnitees" shall mean the following
Persons: (a) Parent; (b) Acquisition Sub; (c) any of the Companies; and (d) the respective successors and assigns of the Persons referred to in clauses (a) , (b) and (c) above.
Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
Liability. "Liability" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with German GOB ("Grundsaetze ordnungsmaessiger Buchfuehrung") and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance or prospects of the Companies, taken as a whole.
Material Contract. "Material Contract" shall have the meaning given to such term in Section 2.10 of this Agreement. Parent. "Parent" shall have the meaning given to such term in the notarization of this Agreement.
Person. "Person" shall mean any individual, Entity or Governmental Body.
Principal Shareholders. "Principal Shareholders" shall have the meaning given to such term in the notarization of this Agreement.
Processes. "Processes" shall have the meaning given to such term in Section 2.9(g) of this Agreement.
Proprietary Asset.  "Proprietary Asset" shall mean any:
(a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, copyright (whether registered or unregistered), copyright application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.
Purchase. "Purchase" shall have the meaning given to such term in Section 1.1 of this Agreement.
Related Party. "Related Party" shall have the meaning given to such term in Section 2.19 of this Agreement. Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.
Shareholders. "Shareholders" shall have the meaning given to such term in the notarization of this Agreement.
Shareholders' Pro Rata Share.  "Shareholders' Pro Rata
Share" shall have the meaning given to such term in Section 7.8(b) of this Agreement.
Shareholders' Agent. "Shareholders' Agent" shall have the meanings given to such term in Section 7.1(a) of this Agreement. Shares. "Shares" shall have the meaning given to such term in Section 1.1 of this Agreement.
Tax. "Tax" shall mean any tax (including any corporate, trade or other income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.
Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
Waiver Agreement. "Waiver Agreement" shall have the meaning given to such term in Section 2.24 of this Agreement. Year 2000 Compliant. "Year 2000 Compliant" shall have the meaning given to such term in Section 2.9(g) of this Agreement.



EXHIBIT B

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is entered
into as of October 20, 1998 by and among DIONEX CORPORATION, a corporation organized under the laws of Delaware, United States of America (the "Company"), and EACH OF THOSE PERSONS, SEVERALLY AND NOT JOINTLY, WHOSE NAMES AND ADDRESSES ARE SET FORTH ON THE SCHEDULE OF PURCHASERS ATTACHED HERETO AS EXHIBIT A (which persons are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").
RECITALS
Concurrently with the execution and delivery of this
Agreement, "Zeus" Vierunddreissigste Beteiligungsgesellschaft
mbH, a limited liability company organized under the laws of
Germany ("Acquisition Sub") and a wholly owned subsidiary of the Company is purchasing all of the outstanding shares of
Softron GmbH, a limited liability company organized under the laws of Germany ("Softron"), pursuant to the Stock Purchase
Agreement, dated as of the date hereof, among the Company,
Acquisition Sub, Softron and each of the shareholders of Softron
(the "Stock Purchase Agreement").  Section 1.3(b) of the Stock
Purchase Agreement provides that certain shareholders of Softron will utilize a portion of their sale proceeds to purchase an aggregate of 63,091 shares of Common Stock of the Company (the
"Shares").
AGREEMENT
The parties to this Agreement, intending to be legally
bound, agree as follows:
1. AGREEMENT TO SELL AND PURCHASE.
1.1. Sale and Purchase.  On the terms and subject to the
conditions hereof, immediately after the Effective Time (as
defined in the Stock Purchase Agreement), the Company will
issue and sell to each Purchaser, severally and not
jointly, and each Purchaser will purchase from the Company
(the "Purchase"), severally and not jointly, the number
of Shares set forth opposite such Purchaser's name on
Exhibit A, at a purchase price of  $22.00 per Share.
1.2. Deliveries.  No later than two business days following
the Effective Time, on the terms and subject to the
conditions hereof, the Company will issue and deliver to
the Purchasers certificates representing the number of
Shares to be purchased pursuant to this Agreement by each
Purchaser.  As payment for the Shares, the Company shall be
entitled to cause Acquisition Sub to withhold the purchase
price pursuant to Section 1.3(d) of the Stock Purchase
Agreement
2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company hereby represents and warrants, to and for the
benefit of the Purchasers, as follows:
2.1. Organization and Qualification.  The Company is a
corporation duly organized, validly existing and in good
standing under the laws of the State of Delaware and has
all requisite corporate power and authority to conduct its
business as it is currently being conducted and as it is
presently proposed to be conducted.
2.2. Due Execution, Delivery and Performance.  The Company's
execution, delivery and performance of this Agreement have
been duly authorized by all requisite corporate action.
2.3. Issuance and Sale of the Shares.  When issued in
accordance with this Agreement, the Shares to be sold
hereunder by the Company will be validly issued and
outstanding, fully paid and non-assessable.
2.4. SEC Reports.  Since July 1, 1997, the Company has filed with the United States Securities and Exchange Commission
(the "SEC") all reports ("SEC Reports") required to be
filed by it under the United States Securities Exchange Act
of 1934, as amended (the "Exchange Act").  All of the SEC
Reports filed by the Company comply in all material
respects with the requirements of the Exchange Act.  None
of the SEC Reports contains, as of the respective dates
thereof, any untrue statement of a material fact or omits
to state any material fact required to be stated therein or
necessary to make the statements therein not misleading in
light of the circumstances under which they were made.  All
financial statements contained in the SEC Reports have been
prepared in accordance with United States generally
accepted accounting principles consistently applied
throughout the period indicated ("GAAP").  Each balance
sheet presents fairly in accordance with GAAP the financial
position of the Company as of the date of such balance
sheet, and each statement of operations, of stockholders'
equity and of cash flows presents fairly in accordance with
GAAP the results of operations, the stockholders' equity
and the cash flows of the Company for the periods then
ended.
2.5. Regulation S.  Assuming and relying in part on the
truth and accuracy of the representations and warranties of
the Purchasers, the sale and issuance of the Shares to each
of them will be made in accordance with Regulation S
("Regulation S") promulgated under the United States
Securities Act of 1933, as amended (the "Securities
Act").
2.6. Securities Act Exemption.  Assuming and relying in part on the truth and accuracy of Purchasers' representations
and warranties in Section 3 of this Agreement, the offer,
sale and issuance of the Shares are exempt from
registration under the Securities Act.
3. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.
Each Purchaser jointly and severally represents and warrants, to and for the benefit of the Company, as follows:
3.1. Authority and Approval.  Purchaser has full power and
authority to execute, deliver and perform his obligations
under this Agreement.  Purchaser's execution, delivery and
performance of this Agreement have been duly authorized by
all requisite action by Purchaser.
3.2. Investment Representations.  Purchaser understands that the Shares have not been registered under the Securities
Act.  Purchaser also understands that the Shares are being
offered and sold pursuant to an exemption from registration
contained in the Securities Act based in part upon
Purchaser's representations contained in the Agreement.
Purchaser hereby represents and warrants as follows:
 (a)	Purchaser has substantial experience in evaluating
and investing in private placement transactions of securities in companies similar to the Company so that he is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests.  Purchaser must bear the economic risk of this investment indefinitely
unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.  Purchaser
understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the
circumstances, in the amounts or at the times Purchaser might propose.
 (b)	Purchaser has been provided by the Company with a
copy of Rule 144 promulgated under the Securities Act and has been advised or is aware of the provisions of such rule, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.
 (c)	The Purchaser agrees that he will not sell,
pledge, assign, transfer, otherwise dispose of or reduce their risk with respect to (collectively, "Transfer") any of the
Shares unless the Transfer will be made pursuant to an exemption from the registration requirements of the Securities Act or
pursuant to an effective registration statement under the
Securities Act and pursuant to an exemption from any applicable
United States state securities laws or an effective registration or other qualification under any applicable United States state securities laws. The Purchaser understands that exemptions from such registration requirements are limited.
 (d)	The Purchaser acknowledges and agrees that the
Shares are subject to certain restrictions as to resale under the United States federal and state securities laws. The Purchaser agrees and understands that stop transfer instructions will be given to the transfer agent for the Shares and each share
certificate, and each certificate delivered on transfer of or in substitution for any such certificate, shall have affixed a legend in substantially the following form:
		"The shares represented by this certificate
   have not been registered under the Securities
   Act of 1933, as amended (the "Act"), and
   have been sold in reliance on the exemption
   from registration provided by Regulation S
   under the Act ("Regulation S").  During the
   period prior to October 20, 1999, in the
   absence of registration under the Act, the
   shares represented by this certificate may
   not be sold, directly or indirectly, within
   the United States (as defined in Regulation
   S), to a U.S. Person (as defined in
   Regulation S) or for the account of a U.S.
   Person."
Also notwithstanding anything to the contrary expressed or
implied herein, (i) each Purchaser agrees, with respect to the
Shares purchased by him, that he will not Transfer the Shares purchased by him until the expiration of the period from the
Effective Time until October 20, 1999 (the "Restricted
Period"), unless such Transfer will be made pursuant to
Regulation S or pursuant to an effective registration statement under the Securities Act, (ii) the Company agrees that, upon the expiration of the Restricted Period, stop transfer instructions to the Company's transfer agent shall no longer apply to Shares, and (iii) each Purchaser agrees that the foregoing legend may not be removed prior to expiration of the Restricted Period.
Purchaser further acknowledges that securities acquired overseas, whether or not pursuant to Regulation S, may be resold in the
United States only if they are registered under the Securities
Act or an exemption from registration is available, and in
compliance with applicable United States state securities laws.
 (e)	Each Purchaser hereby represents and warrants that
he is not a "U.S. Person," is not a "Distributor," and is
purchasing the Shares in an "Offshore Transaction" as defined in Rule 902 of Regulation S.
 (f)	Purchaser is acquiring the Shares for Purchaser's
own account for investment only, and not with a view towards their distribution.
 (g)	Purchaser represents that by reason of his
business or financial experience, Purchaser has the capacity to protect his own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the
transactions contemplated in the Agreement.
 (h)	Purchaser has had an opportunity to discuss the
Company's business, management and financial affairs with
directors, officers and management of the Company and has had the opportunity to review the Company's operations. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.
4. MISCELLANEOUS PROVISIONS.
4.1. Attorneys' Fees.  If any action or proceeding relating
to this Agreement or the enforcement of any provision of
this Agreement is brought against any party hereto, the
prevailing party shall be entitled to recover reasonable
attorneys' fees, costs and disbursements (in addition to
any other relief to which the prevailing party may be
entitled).
4.2. Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement
shall be in writing and shall be deemed properly delivered
and given to the respective addressee of such notice (or to
such other address or facsimile telephone number as such
party shall have specified in a written notice given to the
other parties hereto) when actually received by such
addressee at the following respective address:
if to the Company:
Dionex Corporation
          1228 Titan Way,
          Sunnyvale, California 94086
          U.S.A.
          Attention: Michael W. Pope
          Facsimile: (1-408) 739-8437
with a copy to:
          Cooley Godward LLP
          One Maritime Plaza, 20th Floor
          San Francisco, California  94111
		U.S.A.
          Attention: Christopher A. Westover
          Facsimile: (1-415) 951-3699
if to any of the Purchasers, at the address set forth
opposite such Purchaser's name on Exhibit A,
with a copy to:
          Oppenhoff & Raedler
          Mainzer Landstrasse 16
          D-60325 Frankfurt am Main
          Germany
          Attention: Jochen Winter
          Facsimile: (49-69) 710 03-333.
4.3. Headings.  The bold-faced section headings contained in this Agreement are for convenience of reference only, shall
not be deemed to be a part of this Agreement and shall not
be referred to in connection with the construction or
interpretation of this Agreement.
4.4. Governing Law; Venue.
(a)	This Agreement shall be construed in accordance
with, and governed in all respects by, the laws of the United
States and the State of California (without giving effect to principles of conflict of laws).
(b)	Any legal action or other legal proceeding
relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any court located in Santa Clara County, California. Each party to this
Agreement:
(1)	expressly and irrevocably consents and
submits to the jurisdiction of each court located in Santa Clara County, California (and each appellate court located in Santa
Clara County, California) in connection with any such legal
proceeding;
(2)	agrees that each court located in Santa Clara
County, California shall be deemed to be a convenient forum; and
(3)	agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any court located in Santa Clara County, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
4.5. Amendments.  This Agreement may not be amended,
modified, altered or supplemented other than by means of a
written instrument duly executed and delivered on behalf of
the Company and each Purchaser.
4.6. Entire Agreement.  This Agreement, the Exhibits hereto, the Stock Purchase Agreement and the other documents
delivered pursuant thereto set forth the entire
understanding of the parties hereto relating to the subject
matter hereof and thereof and supersede all prior
agreements and understandings among or between any of the
parties relating to the subject matter hereof and thereof.
4.7. Construction.
(a)	The parties hereto agree that any rule of
construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the
construction or interpretation of this Agreement.
(b)	Except as otherwise indicated, all references in
this Agreement to "Exhibits" are intended to refer to Exhibits to this Agreement.
(c)	In the event of a conflict between this Agreement
and any translations thereof into languages other than English, this Agreement shall control.


The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

DIONEX CORPORATION

Name:  Barton Evans, Jr.
Title:  Senior Vice President

DR. PETER JOCHUM

DR. HELMUT MAIER

ELMAR ZEISING


EXHIBIT A

PURCHASER NAME
ADDRESS
NUMBER OF SHARES
PURCHASED

DR. PETER JOCHUM              28,041
Schroederweg 6,
82229 Seefeld,
Germany

DR. HELMUT MAIER              14,020
Bergstrasse 1,
82131 Gauting,
Germany

ELMAR ZEISING                 21,030
Freisinger Strasse
7, 85356, Germany






EXHIBIT C

BANK SURETY

(German language version to be executed by the Bank)

Dionex Corporation


We,
					Dresdner Bank,

hereby guarantee in your favour in accordance with article 765 and following articles German Civil Code payment in respect of the amounts payable to you by:

				Prof. Dr. Clemens Jochum
				Dr. Peter Jochum
				Dr. Helmut Maier
				Elmar Zeising

in respect of the share purchase agreement dated ________
(document no. __ of _______, Notary Public) at the rate of up to DM 6,800,000 plus interest of 4.5%.

This Surety only comes into force when an installment in the amount of DM 6,800,000 of the purchase price payable by you in accordance with Section 1.5 of the share purchase agreement in the amount of DM 34,000,000 has been received by us.

We are only compelled to effect payment provided the claims are uncontested, unchallenged or have acquired legal force. As far as distraint is concerned, we waive the objection of a preliminary injunction.

This surety expires two years and 30 calendar days after the day when the above mentioned share purchase agreement has been effectively concluded, provided you have meanwhile not asserted any claim on ourselves under this surety. In the event of your claims being the subject of a legal action against one or several of the above mentioned persons within the period referred to above, this expiry date is extended as from submission of the statement of claim or a petition for the issue of a default summons until four weeks following completion of such proceedings having acquired legal force.

Following expiry of this surety, this document has to be returned to us without delay. This surety is subject to German law.



Date:								Signature